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                                                                    EXHIBIT 10.4


                              OFFICE LEASE CONTRACT

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
Lessor:  Teibet Jin Sheng Co. Ltd.

Address: 65 Beijing Zhong Road, Lasa, Teibet, the People's Republic of China

Lessee:  Supply Chain Services Limited

Address: 8/F, Guangdong Textile Centre, 22 Minden Avenue,
         Tsimshatsui, Kowloon, Hong Kong
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     In accordance with the provisions of the "Regulations of the Shenzhen
Special Economics Zone on the Leasing of Buildings" and the relevant implementation rules, Lessor and Lessee, through negotiations, concluded this Contract, and have agreed as follows:

     1. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the spare in the business premises situate at 1501 & 1508, East Tower, Yi Hai Plaza, Cheng Ye Road, Nanshan District, Shenzhen Municipality, the People's Republic of China ("PRC') (the "Office Space"). The gross floor area of the Office Space amounts to 220 square meters.

     2. The Office Space shall be leased to Lessee for a term of one (1) year commencing February 1, 2001 and expiring on January 31, 2002, both days inclusive (the "Term").

     3. Lessee warrants that the uses of the Office Space will be in conformity with all applicable laws, rules and government regulations.

     4. The monthly rent for the Office Space shall be RMB5,333.33. Lessee shall pay to Lessor the rent prior to the fifth (5th) day of each month.

     5. During the Term, Lessee shall be liable for two-third (2/3) of the payment of the utility fees (such as water fees and electricity fees), sanitation fees, building management fees. Lessee shall be liable for the fall payment of the telephone fees.

     6. The fees dud should be paid by Lessee for its use of the Office Spare shall be paid by Lessor in advance on Lessee's behalf and Lessee shall reimburse the amount paid for the previous month by Lessor prior to the fifth (5th) day of each month.

     In settling the accounts for the payment of the fees, Lessor shall give Lessee relevant receipts.

     7. Lessee shall use the Office Space as it is normally used, shall take good care of it and protect it against unreasonable damage. Upon the termination of this Contract Lessee shall return the Office Space within forty-eight (48) hours, and shall see to it that the Office Space is in reasonably good condition apart from the fair wear and tear, while at the same time making final settlement of the fees for which Lessee is liable.

     8. Lessee shall be liable for damage or loss caused by the improper or unreasonable use of the Office Spam by Lessee.

     9. During the Term, Lessee may make renovations to the Office Space if it is agreed by Lessor.

     10. Without the written approval of Lessor, Lessee shall not sublet the Office Space or any part thereof to any third party.
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     11. If any of the events set forth below occurs during the Term, this
Contract shall terminate automatically with effect from the occurrence of any of such events:

          a. the performance of this Contract becomes impossible as a result of force majeure or an expected event;

          b. the Office Space has to be demolished because the land on which it stands is to be appropriated by the government.

     12. Lessor shall be entitled to terminate this Contract upon the occurrence of any of the events set forth below:

          a. Lessee fails to pay rent for more than three (3) months;

          b. Lessee defaults in payment of fees exceeding more than three (3) months.

     13. This Contract may be terminated by either party upon giving sixty (60) days written notice to the other party. Without prejudice to such termination, each party agrees to fulfill all obligations which accrued there under, prior to the time such termination becomes effective.

     14. Each party shall indemnify and hold the other party harmless against actual loss as a result of its failure to perform its obligations under this Contract.

     15. Additions to or deletions of the term of this Contract shall be set forth in the Appendices attached to this Contract. Such Appendices shall form an integral part of this Contract and shall be have the same legal validity as this Contract.

     The parties hereto may make supplementary agreements after consultation in respect of matters not covered by this Contract. Such supplementary agreements shall be have the same legal validity as this Contract.

     16. All notices required by this Contract shall be in writing and sent by registered mail, postage prepaid and addressed to:

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
Lessor:  Teibet Jin Sheng Co. Ltd.
         Shenzhen Branch Office 1501,
         Yi Hai Plaza, Cheng Ye Road,
         Nanshan District,
         Shenzhen Municipality,
         People's Republic of China.

         Facsimile: 86-755-6415539

Lessee:  Supply Chain Service Limited
         8/F, Guangdong Textile Centre,
         22 Minden Avenue,
         Tsimshatsui,
         Kowloon,
         Hong Kong.

         Facsimile: 852-2368-6923
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     17. In the event of a dispute between Lessor and Lessee or either party failing to comply with any provision of this Contract the parties shall resolve any such disputes or non-compliance through friendly consultation immediately after one party has delivered to the other party a request for such consultation. In the event the parties are unable to resolve the dispute within thirty (30) days of initiation of the friendly consultation, the parties shall bring a lawsuit to a People's Court.

     18. The Chinese text (if any) of this Contract shall be the primary text of this Contract, the English text is a duplicate. In the event of a conflict between the Chinese text and the English text of this Contract, the Chinese text of this Contract shall, as between the parties hereto, prevail over the English text in the interpretation of this Contract.

     19. This Contract shall be executed in two (2) counterparts. Lessor and Lessee shall each hold one (1) copy.

     20. This Contract shall become effective from the date of its signing.



Lessor: Teibet Jin Sheng Co. Ltd.       )
Legal Representative: Mr.Zheng, Guo Ye  )
Contact Telephone Number: 8&755-6052588 ) /s/ Zheng Guo Ye
                                          -------------------



Lessee: Supply Chain Services Limited   )
Legal Representative: Thomas Y.C. Chu   )
Contact Telephone Number 852-23668312   ) /s/ Thomas Y.C. Chu
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Witnesses: /s/ Pauline Chu
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Date: January 15, 2001